                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          BAYOU CITY EXPLORATION, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      ____________________________________________________________________
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: ___________________________

(2)  Form, Schedule or Registration Statement No.: _____________________

(3)  Filing Party: _________________________

(4)  Date Filed: ___________________________

                          BAYOU CITY EXPLORATION, INC.
                              10777 WESTHEIMER ROAD
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Bayou City Exploration, Inc. (the "Company") will be held at 10 a.m., Central Daylight Time, on May 31, 2006 at 10777 Westheimer Road, Suite 170, Houston, Texas 77042 for the following purposes:

     (1) To elect five directors to serve a term of one year; and,

     (2) To transact such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Annual Meeting or any adjournment(s) thereof. All business for which notice is hereby given may be transacted at any such adjourned Annual Meeting.

Prior to completion of the enclosed proxy card, all stockholders are encouraged to carefully read the accompanying Proxy Statement for further information concerning the proposals that will be presented at the Annual Meeting.

Only holders of record of outstanding shares of the Company's Common Stock at the close of business on March 31, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. A list of stockholders entitled to vote will be made available. All stockholders are invited to attend the Annual Meeting in person; however, to ensure your representation, whether or not you plan to attend the Annual Meeting, please promptly complete, date, sign and return the enclosed proxy card.

D. Edwin Suhr, Jr.
Corporate Secretary

Houston, Texas
May 1, 2006

                          BAYOU CITY EXPLORATION, INC.
                              10777 WESTHEIMER ROAD
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT

                               THE ANNUAL MEETING

This Proxy Statement is furnished to stockholders of Bayou City Exploration, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 10 a.m., Central Daylight Time, on May 31, 2006, at 10777 Westheimer Road, Suite 170, Houston, Texas 77042 and at any adjournment(s) thereof (the "Annual Meeting"). Commencing on or about May 1, 2006, this Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-KSB are being mailed to stockholders of record of the Company as of March 31, 2006 (the "Record Date"). The Company will bear the cost of this solicitation which, in addition to mail, may include personal interviews, telephone calls or telegrams by directors, officers and regular employees of the Company and its affiliates.

                                     VOTING

The stock transfer book will not be closed but only record holders of outstanding shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"), at the close of business on the Record Date, March 31, 2006, are entitled to notice of and to vote at the Annual Meeting. As of such record date, 25,717,801 shares of Common Stock were outstanding and entitled to be voted. The holders of Common Stock are entitled to cast one vote for each share of Common Stock owned of record. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

The presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Stockholders are urged to sign the accompanying proxy card and return it promptly.

The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote in the election of directors as described in the Proxy Statement. The proxy card provides a space for a stockholder to vote in favor of or withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so.

To ensure representation at the Annual Meeting, each holder of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is requested to complete, date, sign and return to the Company the enclosed proxy card, which requires no postage if mailed in the United States. Stockholders are urged to sign the accompanying proxy card and return it promptly. Banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who are record holders of Common Stock entitled to be voted at the Annual Meeting are requested to forward all proxy cards, this Proxy Statement and the accompanying materials to the beneficial owners of such shares and to seek authority as required to execute proxies with respect to such shares. Upon request, the Company will reimburse such record holders for their reasonable out-of-pocket forwarding expenses. The costs of this solicitation will be borne by the Company, including the costs of preparing, assembling and mailing the enclosed proxy card and this Proxy Statement.

If properly executed and received by the Company before voting at the Annual Meeting, or any adjournment(s) thereof, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither an abstention nor a broker non-vote will be counted as a vote for a proposal. Any properly executed proxy received that does not specify how it is to be voted on a proposal for which a specification may be made will be voted FOR such proposal or nominee at the Annual Meeting and any adjournment(s) thereof.

Each stockholder returning a proxy card to the Company has the right to revoke it at any time before it is voted by submitting a later dated proxy in proper form, by notifying the Secretary of the Company in writing (signed and dated by the stockholder) of such revocation, or by appearing at the Annual Meeting and voting the shares in person.

When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the Proxy designated on the proxy card in accordance with the stockholder's instructions. The Proxy is Robert D. Burr, Chairman of the Board of the Company. A stockholder wishing to name another person as his or her proxy may do so by crossing out the name of the designated Proxy and inserting the name(s) of such person(s) to act as his or her proxy. In that case, the stockholder must sign the proxy card and deliver it to the person(s) designated as his or her proxy and the person(s) so named must be present and vote at the Annual Meeting. Proxy cards marked to reflect such proxies should not be mailed to the Company.

    PROPOSAL NO. 1 - TO ELECT FIVE DIRECTORS TO SERVE FOR A TERM OF ONE YEAR

The affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock voted at the Annual Meeting is required to elect each director.

In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors at five for the upcoming election. The terms of all current directors, Robert D. Burr, Gregory B. Shea, Harry J. Peters, Richard M. Hewitt and Ronald E. Mitchell expire in 2006 and their successors will be elected at the Annual Meeting.

The Board of Directors has nominated Robert D. Burr, Gregory B. Shea, Harry J. Peters, Richard M. Hewitt and Ronald E. Mitchell for election as directors at the Annual Meeting to serve a term of one year. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THESE NOMINEES.

Gregory B. Shea is the son-in-law of Robert D. Burr. Each of the nominees has consented to being named as a nominee and to serve as a director if elected. However, if, for any reason any nominee for director is not a candidate at the election, the enclosed proxy will be voted for the election of a substitute nominee at the discretion of the person or persons voting the enclosed proxy. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

Information regarding the nominees and the directors of the Company as of March 31, 2006 is provided below. If elected, the term of each director will expire in 2007.

Nominees             Age   Company Position or Office   Director Since
--------             ---   --------------------------   --------------
Robert D. Burr        60   Chairman of the Board             1996
Harry J. Peters       62   Director                          2000
Gregory B. Shea       43   Director                          1999
Richard M. Hewitt     69   Director                          2002
Ronald E. Mitchell    73   Director                          2005

ROBERT D. BURR, age 60, Bowling Green, Kentucky, has been Chairman of the Board of the Company since May 1996. He served as President and Chief Executive Officer from May 1996 until March 1, 2000. Mr. Burr has also been the Chairman of the Board, President and Chief Executive Officer of Blue Ridge Group, Inc. since August 1993. Mr. Burr is a native of Port Arthur, Texas and attended McNeese State College, Lake Charles, Louisiana. He has been active for over 25 years in the oil and gas business with a myriad of companies.

HARRY J. PETERS, age 62, Bowling Green, Kentucky, was elected Senior Vice President and Chief Operating Officer (COO) in May 2003. In September 2005 Mr. Peters resigned as COO and in October 2005 resigned as Sr. VP. Mr. Peters was Senior Vice President-Acquisitions from August 2000 to April 2003. Mr. Peters served the Company as Senior Vice President-Sales and Marketing from April 2000 to July 2000 and has served as a Director since April 2000. A native of New York, he has over 30 years of experience in sales and marketing, both domestic and international. Over the years, he has developed close working relationships with investment bankers, institutional investors and securities dealers while directing market financing of reserve purchases, and raising drilling risk capital and venture capital for wells in Texas, Kentucky, Oklahoma, Louisiana, Colorado, West Virginia and Utah. Mr. Peters has been a director and Senior Vice President-Sales and Marketing of Blue Ridge Group, Inc. since April of 1999. He is a graduate of St. Michaels College in Sante Fe, New Mexico.

GREGORY B. SHEA, age 43, Bowling Green, Kentucky, has been a Director since 1999. From 1999 through June 2005, Mr. Shea served as Senior Vice President-Operations of the Company and from May 2002 through June 2005 he also served as Secretary-Treasurer. Mr. Shea has previously managed Blue Ridge Group, Inc.'s and Bayou City Exploration, Inc.'s Kentucky drilling and field operations, drilling over 350 wells from 1997 to 2002. During that time, Mr. Shea was also President of Blue Ridge Builders, Inc., a residential and commercial construction company in Bowling Green, Kentucky and a majority-owned subsidiary of Blue Ridge Group, Inc. since November 1994. Blue Ridge Builders, Inc. is responsible for the construction of over 70 properties in Kentucky and Tennessee. He was elected a Director of Blue Ridge Group, Inc. in February 1995. Between 1981 and 1986, he attended North Texas State University. Mr. Shea is a son-in-law of Mr. Burr.

RICHARD M. HEWITT, age 69, Trophy Club, Texas, is an attorney with a private practice focusing on securities matters and advising small publicly owned companies in dealing with agencies such as the SEC, Federal Trade Commission, and various state securities regulatory entities. He has been in private practice in the Dallas-Fort Worth area for more than 20 years, first with Glast Allen & Miller (1981-1987), then Hewitt & Jerome (1987-1992), and then as Richard M. Hewitt, P.C. He is a graduate of Grinnell College, and holds a LLB degree from Southern Methodist University, College of Law, Dallas, Texas.

RONALD E. MITCHELL, age 73, Vero Beach, Florida, is a retired businessman who has owned and operated successful real estate development companies over the past forty years in Florida and Michigan. He has participated in a myriad of oil and gas programs over these years.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

The Company believes that during the 2005 fiscal year, its officers, directors and 10% shareholders complied with the Section 16(a) filing requirements in a timely fashion except that Form 4s were not timely filed, but are currently being prepared for filing, with respect to options grants made in 2005 to Robert Burr, Harry Peters, Gregory Shea, Richard Hewitt, Ronald Mitchell, Morris Hewitt, Robert Kelley, James Stevens, and Norman Haisler, Jr.

                             EXECUTIVE COMPENSATION

The following compensation was paid directly to the executive officers of the Company during the years ended December 31, 2005, 2004 and 2003:

                                                                          Long-Term Compensation
                                       Annual Compensation         -----------------------------------
                                 -------------------------------   Restricted    Securities
   Name and Principal                               Other Annual      Stock      Underlying      LTIP    All Other
        Position          Year    Salary    Bonus   Compensation     Awards     Options/Sars   Payouts    Payments
   ------------------     ----   --------   -----   ------------   ----------   ------------   -------   ---------
Morris T. Hewitt (1)      2005   $ 90,538     $0       $    0           0          700,000        $0         $0
President and             2004   $      0     $0       $    0           0                0        $0         $0
CEO                       2003   $      0     $0       $    0           0                0        $0         $0

Patrick A. Kelleher (1)   2005   $126,175     $0       $    0           0          130,000        $0         $0
President and             2004   $180,000     $0       $7,200           0           20,000        $0         $0
CEO                       2003   $186,923     $0       $7,200           0           20,000        $0         $0

Norman G. Haisler, Jr     2005   $103,846     $0       $    0           0          430,000        $0         $0
Senior Vice President     2004   $ 96,000     $0       $    0           0                0        $0         $0
and CFO                   2003   $ 73,846     $0       $    0           0                0        $0         $0

(1) Mr. Hewitt was hired as President and CEO on April 25, 2005. Mr. Kelleher was hired as President and CEO in March 2002 and terminated employment in August 2005. (See "Executive Officer Employment Agreements.")

No other officers received compensation in excess of $100,000, however, the two senior executives who resigned in 2005 are employed by Blue Ridge Group, Inc. ("BR Group"). (See "Certain Relationships and Related Transactions.")

           SECURITIES OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth each stockholder who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company at March 31, 2006.

             Name and Address                Amount and Nature of    Percent
            of Beneficial Owner              Beneficial Ownership   of Class
            -------------------              --------------------   --------
Robert D. Burr                                   4,131,934(1)         15.3%
632 Adams Street, Suite 710
Bowling Green, KY 42101

Blue Ridge Group, Inc.                           3,954,075(2)         15.4%
632 Adams Street, Suite 710
Bowling Green, KY 42101

Valerie Beeston                                  2,000,000(3)          7.5%
5499 Forest Hill Road
Victoria, BC V8X 3X1 Canada

Blue Shoes Corporation                           2,000,000(3)          7.5%
Main Street
Charleston Nevis, British West Indies

Peter Chen                                       1,837,500(3)          7.0%
Blk 813 #13-24 Jellicoe Road
Singapore, Singapore 2008813

Choa So Chin                                     1,725,000(3)          6.5%
2 Pandan Valley #10-209 Acacia Court
Singapore, Singapore

Green Shoe Investments Ltd                       2,000,000(3)          7.5%
CP691 10 TRE OE L'Aerport
Geneva, Switzerland

Lucy Ngieng                                      1,875,000(3)          7.0%
31 Iris Garden
Kuching Sarawak, Malaysia

Pearl River Trust                                1,800,000(3)          5.9%
Prince William & Main Street
Charlestown Nevis, British West Indies

Steven Tan                                       2,000,000(3)          7.5%
4 Keng Chin Road #02-01
Singapore, Singapore 25870

Bayshore Trust                                   2,200,000(3)          8.2%
Suite 4 Temple Bldg
Charleston Nevis, British West Indies

Zinka Vukovich                                   2,000,000(3)          7.5%
241 W King Edward Avenue
Vancouver, British Columbia V5Y 2J1 Canada

Hsien Loong Wong                                 1,700,000(3)          6.6%
69 Duches Avenue
S269130 Singapore S269130

Boon Hian Kee                                    1,495,000(3)          5.6%
202 Marsiling Drive #05-136
Singapore

(1) By virtue of his position as Chairman of the Board of Blue Ridge Group, Inc., Mr. Burr may be deemed to beneficially own the 3,954,075 shares of the Company's Common Stock beneficially owned by Blue Ridge Group, Inc. Mr. Burr disclaims beneficial ownership of these shares except to the extent described in the following sentence. Mr. Burr beneficially owns approximately 71.02% of the outstanding shares of Blue Ridge Group, Inc., which beneficially owns approximately 15.4% of the Company. Mr. Burr also holds vested options for 1,323,750 shares.

(2) Blue Ridge Group, Inc.'s beneficial ownership is attributable to its direct ownership of 3,954,075 shares of the Company's Common Stock.

(3) These figures include shares owned at March 31, 2006 plus warrants exercisable.

The table below sets forth the beneficial ownership of the Company's Common Stock by each executive officer, director and director nominee of the Company as of March 31, 2006.

                                  Amount and Nature of    Percent
Name of Beneficial Owner          Beneficial Ownership   of Class
------------------------          --------------------   --------
Robert D. Burr (1)                      4,131,934          15.3%
Harry J. Peters (2)                     1,017,883           3.8%
Gregory B. Shea (3)                       754,941           2.9%
Richard M. Hewitt (4)                      95,255           0.4%
Ronald E. Mitchell (5)                    100,000           0.4%
Morris T. Hewitt (5)                      125,000           0.5%
Robert A. Kelley (5)                       90,000           0.3%
James M. Stevens (5)                       90,000           0.3%
Norman G. Haisler, Jr. (5)                100,000           0.4%

All directors, nominees and             6,505,013          22.4%
officers as a group (9 persons)

(1) Mr. Burr's beneficial ownership includes vested options of 1,323,750 shares and 2,808,184 shares (71.02% of 3,954,075) of BR Group's direct ownership of common shares. By virtue of his position as Chairman of the Board of Blue Ridge Group, Inc., Mr. Burr may be deemed to beneficially own the 3,954,075 shares of the Company's Common Stock beneficially owned by Blue Ridge Group, Inc. Mr. Burr disclaims beneficial ownership of these shares except to the extent described in the following sentence. Mr. Burr beneficially owns approximately 71.02% of the outstanding shares of Blue Ridge Group, Inc., which beneficially owns approximately 15.4% of the Company.

(2) Mr. Peters' beneficial ownership includes vested options of 947,500 shares and 70,383 shares (1.78% of 3,954,075) of BR Group's direct ownership of common shares.

(3) Mr. Shea's beneficial ownership includes 87,058 shares, vested options of 597,500 shares and 70,383 shares (1.78% of 3,954,075) of BR Group's direct ownership of common shares.

(4)  Mr. Richard Hewitt directly owns these shares.

(5) These beneficial ownerships represent vested stock options and options exercisable within 60 days of March 31, 2006.

                                  STOCK OPTIONS

On February 22, 2005, the Board of Directors approved the Bayou City Exploration, Inc. (formerly Blue Ridge Energy, Inc.) 2005 Stock Option and Incentive Plan (the "Stock Option Plan"). The Stock Option Plan allows for the granting of stock options to eligible directors, officers, employees, consultants and advisors. The Company accounts for the Plan in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees permitted by SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, the Company has not recognized compensation expense for stock options granted.

The maximum number of shares with respect to which options may be awarded under the Stock Option Plan is seven million (7,000,000) common shares of which 2,432,500 shares remain available for grant as of December 31, 2005.

        OPTION/STOCK APPRECIATION RIGHT (SAR) GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options/SARs granted during 2005 to the named executive officers:

                                   Individual Grants
                      -------------------------------------------
                            Number of         % of Total Options/
                      Securities Underlying     SARs Granted to     Exercise of
                            Options/SARs           Employees         Base Price   Expiration
Name                         Granted             In Fiscal Year      ($/Share)       Date
----                  ---------------------   -------------------   -----------   ----------
Patrick A. Kelleher          110,000                   5%              $0.30      02/22/2010
Norman G. Haisler             20,000                   1%              $0.30      02/22/2010
Patrick A. Kelleher           20,000                   1%              $0.47      03/01/2015
Morris T. Hewitt             200,000                  10%              $0.50      04/25/2015
Norman G. Haisler             10,000                  <1%              $0.50      07/01/2015
Morris T. Hewitt             500,000                  24%              $2.25      10/06/2010
Norman G. Haisler            400,000                  19%              $2.25      10/06/2010

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-ENDED 2005 OPTION/SAR VALUES

The following table summarizes options and SARs exercised during 2005 and presents the value at fiscal year-end of unexercised options and SARs held by the named executive officers:

                                                          Number of
                                                    Securities Underlying    Value of Unexercised In-
                                                  Unexercised Options/SARs    the-Money Options/SARs
                            Shares       Value     at Fiscal Year-end (#)     at Fiscal Year-end ($)
                           Acquired    Realized       Exercisable (E) /          Exercisable (E) /
Name                     on Exercise      ($)         Unexercisable (U)          Unexercisable (U)
----                     -----------   --------   ------------------------   ------------------------
Patrick A. Kelleher           0           $0             170,000 E                   $278,800
                                                               0 U                   $      0
Morris T. Hewitt              0           $0                   0 E                   $      0
                                                         700,000 U                   $300,000
Norman G. Haisler, Jr.        0           $0              20,000 E                   $ 34,000
                                                         410,000 U                   $ 15,000

                         BOARD MEETINGS AND COMPENSATION

During the year ended December 31, 2005, the Board of Directors of the Company met on eleven occasions, either in person or telephonically. Each of the Company's directors attended at least 87% of the meetings of the Board of Directors held in 2005.

While the Company has no formal policy, directors are encouraged to attend the Company's annual meeting of stockholders. All five of the Company's directors attended the 2005 annual meeting of shareholders. The Company does not have an Audit, Nomination or Compensation Committee.

Based on the Company's history and experience without a nominating committee, the Board of Directors believes it is appropriate for the Company to continue operations without a standing nominating committee. Historically, there have not been many vacancies on the Board and the entire Board has identified available, qualified candidates. All directors participate in the consideration of the director nominees. Qualifications for consideration as a director nominee may vary according to the skills and experience being sought to complement the existing Board's composition. However, in making nominations the Board will consider the individual's integrity, business experience, industry experience, financial background, time availability and other skills and experience possessed by the individual. The Board of Directors will consider persons for director nomination who are proposed by stockholders. The Board of Directors will evaluate nominees for director on the same basis regardless of whether the nominee is recommended by an officer, director or stockholder. Stockholders who wish to propose a person for consideration by the Board of Directors as a director nominee should send the name of such person, together with information concerning such person's qualifications and experience, in writing to the Chairman of the Board at the Company's address.

During 2005, none of the directors received cash compensation for their services as directors of the Company. On February 22, 2005 stock option grants were made to the directors as follows: Robert Burr-967,500 shares, Harry Peters-710,000 shares, Gregory Shea-460,000 shares, Forrest Ebbs-140,000 shares and Richard Hewitt-110,000 shares. On June 21, 2005, stock option grants of 100,000 shares were made to Ronald Mitchell.

                          REPORT OF THE AUDIT COMMITTEE

As of the date of this Proxy Statement, the Company has not appointed members to an audit committee and an audit committee does not exist. Therefore, the role of an audit committee has been conducted by the Board of Directors of the Company.

The Company intends to establish an audit committee. When established, the audit committee will be comprised of at least two disinterested members. When established, the audit committee's primary function will be to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be: (i) to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;
(ii) to review and appraise the audit efforts of the Company's independent accountants; (iii) to evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (iv) to oversee management's establishment and enforcement of financial policies and business practices; and
(v) to provide an open avenue of communication among the independent accountants, management and the Board of Directors.

The entire Board of Directors performs the duties of an Audit Committee and oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Board of Directors reviewed the interim financial statements filed quarterly and the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. At this time, the Board of Directors does not have a financial expert because of its small company size, however, the Board of Directors intends to appoint a financial expert in the future.

The Board of Directors reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. In addition, the Board of Directors has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors' independence.

The Board of Directors discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Board of Directors met with the independent auditors, with management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present. In reliance on the reviews and discussions referred to above, the Board of Directors approved the audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Board of Directors also approved the selection of the Company's independent auditors.

                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

On March 1, 2002, the Company entered into a five-year employment agreement with Mr. Kelleher, its President and Chief Executive Officer. Mr. Kelleher's primary duties were to: (1) develop top quality oil and gas prospects; and (2) serve in a management capacity for the Company. The agreement provided for an annual salary of $180,000, such additional compensation as the Board of Directors deems appropriate and stock option grants to purchase 20,000 shares of the Company's Common Stock, for each year of service, at $0.47 per share. Mr. Kelleher also received a 2% Carried Working Interest on all new oil and gas prospects developed by him for the Company and he received a 0.5% Carried Working Interest on all oil and gas prospects developed from a seismic acquisition completed in 2002, then subsequently sold in May 2003. On April 25, 2005 Mr. Kelleher submitted his resignation as Director, President and CEO and accepted a position as Vice President. In August 2005, Mr. Kelleher was terminated from the Company and received a $20,000 severance which is included in the table under "Executive Compensation".

On April 25, 2005, the Company entered into a five-year employment agreement with Mr. Morris Hewitt as President and Chief Executive Officer. The agreement provides for an annual salary of $132,000, such additional compensation as the Board of Directors deems appropriate and stock option grants to purchase each year 25,000 shares of the Company's Common Stock after the first two years of service and to purchase each year 50,000 shares of the Company's Common Stock after the third, fourth and fifth year of service, all at $0.50 per share. The agreement may be terminated by either party upon 30 days written notice. If the Company terminates employment without cause within the initial 24-month period, the base salary remaining within this period is due employee. The term of the contract is automatically extended for a 12-month period unless notice is given 90 days prior to expiration.

The Company entered into a one-year employment agreement on July 1, 2005 with Mr. Norman Haisler, Jr., Senior Vice President-Finance and Chief Financial Officer. The agreement provides for an annual salary of $108,000 and stock option grants to purchase 10,000 shares of the Company's Common Stock at $0.50 per share at the end of one year of service. The agreement will automatically renew for successive 12-month terms unless either party provides 60 days notice prior to the expiration date of its intent not to renew the agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONTRACTUAL AGREEMENTS

BR Group, a principal shareholder of the Company, provided various management, administrative, accounting and geological services for the Company at a rate of $10,000 per month, which was determined on a proportional basis because specific identification of expenses was not practical. Effective October 1, 2004, the $10,000 monthly charge by BR Group ceased. Both companies agreed that any costs incurred on behalf of the other will be billed in the following month with a cash settlement for the balance due. At December 31, 2005, BR Group owed the Company $7,463 for office costs and $211,498 for prospect leasehold costs chargeable under the various participation agreements entered into between the two companies which were invoiced during December 2005. At December 31, 2005, the Company owed BR Group $47,600 for administrative and consultant costs incurred on its behalf during 2005. During 2005, the Company reimbursed BR Group $88,063 for administrative costs incurred on its behalf, while the Company charged BR Group $170,383 for office and administrative costs. The charge and credit are both recorded as general and administrative costs.

During 2005, BR Group entered into three separate joint participation agreements with the Company. BR Group would pay the Company a prospect fee and reimburse the Company for leasehold costs expended and for costs incurred to drill the initial well on the prospect. At the casing point election, the Company would be entitled to own 25% of the interest owned by BR Group. BR Group also entered into one other agreement where the Company would only be entitled to 8% of the interest owned by BR Group. The well drilled on this prospect in October 2005 was a dry hole. During 2005, BR Group paid a total of $120,000 in prospect fees which is reported as revenue on the income statement of the Company.

The Company entered into a $500,000 promissory note with BR Group dated October 1, 2004 that matures on October 1, 2012. The note bears a 7.95% interest rate, has a monthly principal and interest payment of $7,056 and had a balance of $390,172 at December 31, 2005. This note is secured by any and all oil and gas production income that the Company holds until the note has been paid in full.

During 2005 and 2004, the Company had no significant customers or suppliers, other than its major stockholder, BR Group, the loss of which could individually have a significant adverse effect on the Company's operations. The contracts or transactions that the Company entered into with BR Group were on terms that were no more favorable to BR Group than those that were obtained from unaffiliated parties.

                              INDEPENDENT AUDITORS

In October 2003, the Company hired Carpenter, Mountjoy & Bressler, PSC as its independent auditors. In the first quarter of 2005 Carpenter, Mountjoy & Bressler, PSC changed its name to Mountjoy & Bressler, LLP. Carpenter, Mountjoy & Bressler, PSC conducted the quarterly reviews for 2004, the annual audit for 2004 and the quarterly review for the first quarter of 2005. Mountjoy & Bressler, LLP conducted the second and third quarterly reviews for 2005 and the annual audit for 2005. The Company has engaged Mountjoy & Bressler, LLP for the December 31, 2006 audit and the quarterly reviews for the 2006 year. Stockholder ratification of the appointment of auditors is not required. It is not anticipated that the auditors will be present at the Annual Meeting.

AUDIT FEES

The Company incurred $128,000 during 2005 in audit fees from Carpenter, Mountjoy & Bressler, PSC and Mountjoy & Bressler, LLP for the review of the three quarterly 10-QSB reports and the annual December 31, 2005 audit. The Company incurred $92,582 in audit fees for the review of three 2004 quarterly 10-QSB reports and the annual December 31, 2004 audit.

AUDIT-RELATED FEES

During 2004, the Company incurred $4,100 from Carpenter, Mountjoy & Bressler, PSC in review of the "Non-U.S." private, restricted stock placement.

TAX FEES

During 2005, Mountjoy & Bressler, LLP billed the Company $10,000 for the preparation of the Company's 2004 federal and state income tax filings. During 2004, Carpenter, Mountjoy & Bressler, PSC billed the Company $10,000 for the preparation of the Company's 2003 federal and state income tax filings.

No other fees were charged by Carpenter, Mountjoy & Bressler, PSC or Mountjoy & Bressler, LLP during 2005 and 2004. The Board of Directors has considered the scope of the above services and concludes these services do not impair the auditor's independence.

                              STOCKHOLDER PROPOSALS

Any proposal that a stockholder of the Company intends to present at the 2007 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's offices at 10777 Westheimer Road, Suite 170, Houston, Texas 77042, by December 31, 2006 in order to be considered by the Board of Directors for inclusion in the proxy solicitation materials for the 2007 Annual Meeting.

                                  ANNUAL REPORT

Please refer to the Company's enclosed 2005 Annual Report on Form 10-KSB for financial statements, other financial information, and management's discussion and analysis of the financial condition and results of operations of the Company.

                                 CODE OF ETHICS

The Company adopted a code of ethics during 2004 that applies to all employees including its directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company undertakes to provide to any person without charge, upon written request addressed to the Company's Secretary, a copy of such code of ethics.

                    STOCKHOLDER COMMUNICATION WITH DIRECTORS

A stockholder may contact one or more of the members of the Board of Directors in writing by sending such communication to the Secretary at the Company's address. The Secretary will forward stockholder communications to the appropriate director or directors for review. Anyone who has a concern about the conduct of the Company or the Company's accounting, internal accounting controls or auditing matters, may communicate that concern to the Secretary, the Chairman of the Board or any member of the Board of Directors at the Company's address. Such communications may be submitted on a confidential and anonymous basis. Confidential communications should be mailed in an envelope marked "confidential."

                                  OTHER MATTERS

We know of no other business other than the matters discussed in this proxy statement that will be presented for action before the Annual Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS
                          BAYOU CITY EXPLORATION, INC.

                               D. EDWIN SUHR, JR.
                               CORPORATE SECRETARY

Houston Texas
May 1, 2006

                          BAYOU CITY EXPLORATION, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                          Annual Meeting to be held on
                         May 31, 2006 at 10:00 a.m. CDT

For stockholders as of                                               Control No.
March 31, 2006                                                       ___________

The undersigned appoints Robert D. Burr as proxy to attend the Annual Meeting of Stockholders of the Company set forth above and to vote as specified in this proxy all shares of Common Stock of the Company held of record by the undersigned on March 31, 2006.

This proxy, when properly executed, will be voted in the manner specified herein by the undersigned stockholder. If no directions are indicated on Proposals 1, and 2, this proxy will be voted "For".

PROPOSALS

1. ELECTION OF DIRECTORS

     1.   Robert D. Burr

     2.   Harry J. Peters

     3.   Gregory B. Shea

     4.   Richard M. Hewitt

     5.   Ronald E. Mitchell

2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

The Board of Directors recommends a vote for Proposals 1, and 2.

                          BAYOU CITY EXPLORATION, INC.

                          Annual Meeting to be held on
                         May 31, 2006 at 10:00 a.m. CDT

1. Directors

(Mark "X" for only one box)

     [ ]  For all Nominees

     [ ]  Withhold all Nominees

     [ ]  Withhold authority to vote for any individual Nominee.

Write number(s) of Nominees below:

Use numbers only ____________________

2. Authorization for proxy to vote other business

     [ ]  For   [ ]  Against   [ ]  Abstain


-------------------------------------   ------------
Signature                               Date

Bayou City Exploration, Inc.
10777 Westheimer Road, Suite 170
Houston, Texas 77042